Exhibit 99.1
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)
	)	AA-EC-09-114
Whitney National Bank	)
New Orleans, Louisiana	)
CONSENT ORDER
     The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has supervisory authority over Whitney National Bank, New Orleans, Louisiana (“Bank”).
     The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated 2/12/10 (“Stipulation and Consent”), that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order (“Order”) by the Comptroller. The Bank has represented that it has initiated a program to address the matters contained in this Order. As of the date of this Order, the Comptroller has not validated the adequacy of that program.
     Pursuant to the authority vested in it by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:
ARTICLE I
COMPLIANCE COMMITTEE
     (1) Within thirty (30) days of the date of this Order, the Board shall appoint a Compliance Committee of at least three (3) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(l)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order.
     (2) The Compliance Committee shall meet at least monthly.
     (3) Within sixty (60) days of the date of this Order and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:
(a)	a description of the action needed to achieve full compliance with each Article of this Order;

(b)	actions taken to comply with each Article of this Order; and

(c)	the results and status of those actions.
     (4) The Board shall forward a copy of the Compliance Committee’s report, including a written discussion of actions they have or will take in response to the report, to the Assistant Deputy Comptroller within ten (10) days of receiving such report. All submissions to the Assistant Deputy Comptroller required to be made pursuant to this Order shall be addressed to:
Assistant Deputy Comptroller
Office of the Comptroller of the Currency
Midsize Bank Supervision
One Financial Place
440 South LaSalle Street; Suite 2700
Chicago, IL 60605
     (5) The Board shall ensure that the actions recommended by the Compliance Committee are implemented, and shall require the Compliance Committee to monitor and address accomplishment of those actions in future reports.

ARTICLE II
REVIEW OF BANK SECRECY ACT (“BSA”) COMPLIANCE PERSONNEL
     (1) Within ninety (90) days of the date of this Order, the Board shall make a written determination as to whether any changes are needed regarding the Bank’s BSA Compliance Personnel, to include an assessment of any needed changes in staffing, duties, responsibilities, authority, reporting and organizational structure, independence, expertise, training and skills of the BSA Compliance personnel. Not later than ten (10) days after completing the written determinations required pursuant to paragraph (1) of this Article, the Board shall submit that written determination regarding whether any changes are needed regarding the Bank’s BSA Compliance personnel to the Assistant Deputy Comptroller for a written determination of no supervisory objection. After obtaining the Assistant Deputy Comptroller’s written determination of no supervisory objection, the Board shall immediately implement any needed changes regarding the Bank’s BSA Compliance personnel.
     (2) The Board shall engage an independent Consultant to advise the Board in connection with its obligations under paragraph (1) of this Article.
     (3) The Board shall submit the name and qualifications of the Consultant specified in paragraph (2) of this Article and the proposed terms of his/her employment to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.
     (4) The requirement to submit information and the provision for a prior written determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his review and act on any such information or authority within ninety (90) days.

ARTICLE III
CUSTOMER DUE DILIGENCE AND HIGH RISK ACCOUNT IDENTIFICATION
     (1) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with the Bank Secrecy Act (“BSA”), as amended (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control (“OFAC”) (collectively referred to as the “Bank Secrecy Act” or “BSA”) and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA. This program shall include the following:
(a)	enhanced policies and procedures for identifying and monitoring transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(b)	enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(c)	well-defined policies and procedures for investigating and resolving transactions that have been identified as posing greater than normal risk for compliance with the Bank Secrecy Act; including the designation of responsibility for account closing decisions to the BSA officer;

(d)	reasonable procedures for the opening of new accounts that provides for collecting customers’ identifying information, verifying customers’

identification, maintaining identification records, and conducting appropriate OFAC screening; and

(e)	controls and procedures to ensure that suspicious and large currency transactions are identified and reported.
     (2) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to customer due diligence procedures that:
(a)	are commensurate with the Bank’s BSA/AML risk profile, paying particular attention to high-risk customers;

(b)	contain a clear statement of management’s overall expectations and establish specific staff responsibilities, including a centralized review process to determine the adequacy of initial customer due diligence reviews and risk ratings, and personnel responsible for reviewing or approving changes to a customer’s risk rating or profile, as applicable;

(c)	ensure that the Bank possesses sufficient customer due diligence information and transaction expectations to implement an effective suspicious activity monitoring system;

(d)	provide guidance for documenting analysis associated with the due diligence process and the determination of customer risk ratings, including guidance for resolving issues when insufficient or inaccurate information is obtained; and

(e)	ensure that the Bank maintains current customer information for customer due diligence purposes and periodically updates this information, as appropriate.
     (3) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to enhanced due diligence procedures for all accounts that pose greater than normal risk for compliance with the Bank Secrecy Act based on its BSA Risk Assessment, including (i) non-bank financial institutions; (ii) cash-intensive businesses; (iii) professional service providers; (iv) non-governmental organizations; (v) charities; and (vi) nonresident aliens, as those terms are used in the Federal Financial Institutions Examination Council (“FFIEC”) Bank Secrecy Act/Anti-Money Laundering Examination Manual, that provide for:
(a)	an assessment of the potential risk posed by the account relationship;

(b)	adequate and ongoing due diligence on the account relationships; and

(c)	enhanced monitoring of these account relationships within the Bank’s suspicious activity monitoring and reporting systems, as appropriate.
     (4) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement and thereafter ensure Bank adherence to expanded account-opening procedures for all accounts that are newly established on or after the effective date of such procedures that pose greater than normal risk for compliance with the Bank Secrecy Act, by requiring:
(a)	identification of all account owners in compliance with 31 C.F.R.§103.121;

(b)	identification of the officers, directors, major shareholders or partners, to the extent possible;

(c)	documentation that is sufficient to develop an understanding of the normal and expected activity for the customer’s occupation or business operation: and

(d)	any other due diligence required by this Order, the BSA Officer or the Bank.
     (5) The Bank shall obtain the information required in the preceding paragraph (4) of the Article before renewing or modifying an existing customer’s account. If the Bank does not for any reason obtain the information required in the preceding Paragraph (4) of this Article before renewing or modifying an existing customer’s account, the Bank shall have no more than five (5) business days from renewal or modification to cure or remediate any exception(s) created thereby. If for any reason the Bank is unable to secure the missing information within five (5) business days of renewal or modification, the Bank shall immediately close the account.
     (6) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the application of appropriate thresholds for monitoring all types of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the Bank Secrecy Act. At a minimum, this written program shall establish:
(a)	meaningful thresholds for filtering accounts and customers that generate alerts for further investigation, monitoring, review, and analyses;

(b)	an analysis of the filtering thresholds established by the Bank to generate alerts; and

(c)	periodic testing and monitoring of filtering thresholds for their appropriateness to the Bank’s customer base, products, services, and geographic area.
     (7) Within one hundred fifty (150) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank maintenance of an integrated, accurate system for all relevant Bank areas that produces periodic reports designed to: (i) identify unusual or suspicious activity, including patterns of activity; (ii) monitor and evaluate unusual or suspicious activity; and (iii) maintain accurate information needed to produce these reports.
(a)	At a minimum, the system required by this paragraph shall be able to link related accounts, countries of origin, and locations of the customers’ businesses and residences so as to be able to evaluate patterns of activity, and be able to produce a list of all accounts associated with high-risk customers, high-risk countries or politically exposed persons (“PEPs”);

(b)	The periodic reports required by this paragraph shall include reports on all high-risk accounts that are newly-established, renewed or modified, or newly rated as high-risk, and include the primary reason the account is high risk;

(c)	The periodic reports shall also include reports on any type of subpoena received by the Bank and on any law enforcement inquiry directed to the Bank and any action taken by the Bank on the affected account; and

(d)	The periodic reports shall include reports deemed necessary or appropriate by the BSA Officer or the Bank.
     (8) The BSA Officer or his/her designee shall periodically review and update, not less than each calendar year, all account documentation, including customer account opening and due diligence information, for all high-risk accounts. The BSA Officer or his/her designee shall also periodically review, not less than each calendar year, a reasonable amount of transaction activity, for all high-risk accounts and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer’s business and the stated purpose of the account. Accounts with inconsistent, unusual or suspicious activity shall be reviewed and investigated consistent with the Bank’s investigation procedures.
     (9) The Board shall ensure that the Bank has processes, personnel, and control systems to implement and adhere to the program developed pursuant to this Article.
ARTICLE IV
BANK SECRECY ACT RISK ASSESSMENT
     (1) Within one hundred fifty (150) days of the date of this Order, the Board shall develop and implement a written, institution-wide, on-going BSA Risk Assessment that accurately identifies the BSA/AML risks posed to the Bank after consideration of all pertinent information. The Risk Assessment shall reflect a comprehensive analysis of the Bank’s vulnerabilities to money laundering and financial crimes activity and provide strategies to control risk and limit any identified vulnerabilities. The Risk Assessment shall include:
(a)	the identification of activities and other elements that pose BSA risk to the Bank, including the Bank’s: (i) products and services; (ii) customers and entities; (iii), transactions; (iv), countries or geographic locations; and (v) methods that the Bank uses to interact with its customers (collectively, the “specific risk categories”);
(b)	a detailed analysis of all pertinent data obtained regarding the specific risk categories (to include: (i) volumes and types of transactions and services by country or geographic location, and (ii) numbers of customers that typically pose higher BSA/AML risk, both by type of risk and by geographic location), so as to permit the Bank to develop appropriate policies, processes, and procedures to monitor and mitigate the Bank’s BSA/AML risks within those risk categories. The analysis to be conducted shall include an evaluation of all relevant information obtained through the Bank’s Customer Identification Program (CIP) and Customer Due Diligence Program (CDD);

(c)	an assessment of BSA/AML risk both individually within the Bank’s business lines and on a consolidated basis across all Bank activities and legal entities, so as to permit the Bank to accurately identify BSA/AML risks and risk exposures within and across specific lines of business and product categories;

(d)	a provision requiring that the BSA/AML Risk Assessment be updated at least every twelve (12) months so as to identify and respond to any changes in the Bank’s risk profile (such as when new products or services are introduced, high-risk customers open or close accounts, or the Bank expands through mergers or acquisitions);

(e)	maintenance of appropriate documentation so as to be able to support the BSA Risk Assessment’s conclusions; and

(f)	testing, which may be conducted by the Bank’s Internal Audit Services, to confirm the reasonableness of the BSA/AML Risk Assessment, which may be undertaken after the one hundred fifty (150) day period stated above. The written results of the testing shall be completed not less than two hundred seventy (270) days after the effective date of this Order.
ARTICLE V
ACCOUNT/TRANSACTION ACTIVITY REVIEW
     (1) Within ninety (90) days, the Bank shall submit to the Assistant Deputy Comptroller a written plan for the Consultant specified in paragraph (2) of Article II to also review account and transaction activity for accounts that typically pose a greater than normal BSA risk, including a review of account and transaction activity for professional service providers, non-governmental organizations, charities, money service providers, and non-resident aliens, to determine whether unusual or suspicious activity was timely identified by the Bank, and if appropriate to do so, was then reported by the Bank in accordance with 12 C.F.R. § 21.11, as amended. After securing the Assistant Deputy Comptroller’s written determination of no supervisory objection to the plan, the Bank shall immediately implement the plan. Among other requirements, the plan shall:
(a)	be risk-based and identify the sampling, software screening or analytical techniques that the Consultant will use to identify the accounts and transactions (including structuring) that posed greater than normal risk for BSA compliance;
(b)	provide that the Consultant’s review of the relevant account and transaction activity will cover at least the period January 1, 2008 through December 31, 2008;

(c)	provide that not later than one hundred twenty (120) days after obtaining the Assistant Deputy Comptroller’s written determination of no supervisory objection to the plan, the Consultant will submit to the Board a written report summarizing the findings, observations and recommendations reached by his/her review, with a copy of the Consultant’s report to be submitted to the Assistant Deputy Comptroller;

(d)	provide for the maintenance of appropriate documentation to support the findings, observations and recommendations reached by the Consultant’s review and detailed in his/her report; and

(e)	provide that at the OCC’s sole discretion, the period of review may be expanded to cover a period before and/or after the dates specified in subparagraph (b) of this paragraph (1) once the results of the Consultant’s review are reviewed and accepted by the OCC.
     (2) In the event the Assistant Deputy Comptroller objects to the Bank’s proposed plan or provides written comments, the Board shall immediately make the necessary revisions to the plan.

     (3) Within thirty (30) days of receiving the Consultant’s report, the Bank shall file Suspicious Activity Reports (SARs), in accordance with 12 C.F.R. § 21.11, for any previously unreported suspicious activity identified during this review.
     (4) The Board shall assure ongoing compliance with the Consultant’s findings, observations and recommendations.
ARTICLE VI
CLOSING
     (1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.
     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.
     (3)  Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.
     (4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

     (5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:
(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.
     (6) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.
     (7) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 12th day of FEB, 2010.

/s/ William D. Haas
William D. Haas
Deputy Comptroller
Midsize and Credit Card Bank Supervision

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